Exhibit 15.2

Fangda Partners

http://www.fangdalaw.com

中国北京市朝阳区光华路一号	电子邮件	E-mail:	email@fangdalaw.com
北京嘉里中心北楼 27 层	电 话	Tel.:	86-10-5769-5600
邮政编码：100020	传 真	Fax:	86-10-5769-5799

27/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing 100020, PRC

VNET Group, Inc.
Guanjie Building Southeast 1st Floor, 10# Jiuxianqiao East Road
Chaoyang District
Beijing, 100016
The People’s Republic of China

April 16, 2026

Dear Sirs,

We consent to the references to our firm under“Item 3. KEY INFORMATION—Our Corporate Structure and Its Related Risks— Risks Related to Our Corporate Structure” “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure — If the PRC government deems that the contractual arrangements in relation to the consolidated VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may be subject to severe penalties or be forced to relinquish our interests in the operations of the consolidated VIEs and their subsidiaries.” “Item 3. KEY INFORMATION—D. Risk Factors— Risks Related to Doing Business in China— The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.” “Item 4. INFORMATION ON THE COMPANY—C. Organizational Structure — Contractual Arrangements with the VIEs and Their Shareholders ” in Annual Report on Form 20-F of VNET Group, Inc. for the fiscal year ended December 31, 2025 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Fangda Partners

Fangda Partners